INTERLINK PLUS, INC.

WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of March 11, 2020 (the "Effective Date"), between Interlink Plus, Inc., a Nevada corporation (the "Company"), and the Bruce A Cassidy 2013 Irrevocable Trust ("Holder").

WHEREAS, the Company executed a promissory note on November 20, 2019 in favor of Holder in the principal amount of $180,000, which accrues interest at 10% per annum and is payable in full on May 20, 2020 (the "Note"); and

WHEREAS, the Company and Holder desire to cancel the Note as of the Effective Date and issue Holder a warrant to purchase 4,000,000 shares of Common Stock of the Company pursuant to the terms and conditions of the Common Stock Warrant attached hereto as Exhibit A (the "Warrant") in lieu of repaying any principal or accrued and unpaid interest due under the Note (the "Investment").

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:

1.              Issuance of Warrant. On this date and subject to the terms and conditions of this Agreement, as a result of and in connection with the Investment, the Company hereby issues and delivers to Holder the Warrant. As used herein, the term "Securities" refers to: (i) the Warrant; (ii) any shares of the Company's Common Stock issued upon exercise of the Warrant; and (iii) all securities or property received in replacement thereof as a result of stock dividends, stock splits, recapitalization, merger, reorganization or the like.

2.              Representations of Holder. Holder represents and warrants to the Company that:

(a)                Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any actual business or financial results may vary significantly from those projected by the Company. Holder also acknowledges that it is relying solely on its own counsel for legal advice, and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Agreements.

(b)                Holder is purchasing the Securities for investment for Holder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act") or under any applicable provision of state law. Holder does not have any present intention to transfer the Securities to any person or entity. Holder is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. Holder is able, without impairing his or her financial condition, to hold the Securities for an indefinite period and to suffer a complete loss of his or her investment in the Securities.

(c)                 Holder understands that the Securities have not been registered under the 1933 Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder's investment intent as expressed herein.

(d)                Holder understands that the Securities are "restricted securities" under applicable

U.S. federal and state securities laws and that, pursuant to these laws, Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (the "SEC") andqualified by state authorities, or an exemption from such registration and qualification requirements is available. Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale. Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and requirements relating to the Company which are outside of Holder's control, and which the Company is under no obligation and may not be able to satisfy.

(e)                 Holder is not subject to any "bad actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act, except for disqualifications covered by Rule 506(d)(2)(ii) or (iii) under the 1933 Act and disclosed in writing in reasonable detail to the Company.

(f)                  HOLDER HAS REVIEWED WITH ITS OWN TAX ADVISORS THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THIS PURCHASE AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. WITH RESPECT TO SUCH MATTERS, HOLDER DOES NOT RELY ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS, WRITTEN OR ORAL. HOLDER UNDERSTANDS THAT IT (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ITS OWN TAX LIABILITY THAT MAY ARISE AS A RESULT OF THIS PURCHASE OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

3.      Compliance with Federal Securities Laws Holder understands and acknowledges that, in reliance upon the representations and warranties made by Holder herein, the Securities have not been registered with the SEC under the 1933 Act, but have been issued under an exemption or exemptions from the registration requirements of the 1933 Act which impose certain restrictions on Holder's ability to transfer the Securities.

(a)                Restrictions on Transfer. Holder understands that Holder may not transfer any Securities unless such Securities are registered under the 1933 Act or unless, in the opinion of counsel to the Company, an exemption from such registration is available. Holder understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Securities. Holder has also been advised that an exemption from registration may not be available or may not permit Holder to transfer all or any of the Securities.

(b)                Rule 144. Holder has been advised that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Securities and, in any event, requires that the Securities be held for a minimum of one year, and in certain cases two years, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Holder acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the company has no plans to satisfy these conditions in the foreseeable future.

4.              Rights as Stockholder. Holder has no rights of a stockholder of the Company with respect to the Warrant. Subject to the terms and conditions of this Agreement, Holder will have all of the rights of a stockholder of the Company with respect to the shares of Common Stock issued upon exercise of the Warrant, at such time as Holder delivers the exercise price therefore (as set forth in the Warrant) until such time as Holder disposes of such shares.

5.              Restrictive Legends.

(a)                Legends. Holder understands and agrees that the Company will cause the legend set forth below or a legend substantially equivalent thereto, to be placed upon the Warrant and any certificate(s) evidencing ownership of the Securities:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(b)                If required by the authorities of any State in connection with the issuance of the Securities, the legend or legends required by such State authorities shall also be endorsed on all such certificates.

6.              Compliance with Laws and Regulations. The issuance and transfer of the Securities hereunder will be subject to and conditioned upon compliance by the Company and Holder with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance and transfer.

7.              General Provisions.

(a)                Successors and Assigns. The Company may assign any of its rights under this Agreement except as expressly set forth herein. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Holder and Holder's heirs, executors, administrators, successors and assigns.

(b)                   Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of California, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, such provision will be enforced to the maximum extent possible and the other provisions will remain effective and enforceable. If such clause or provision cannot be so enforced, such provisionshall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

(c)                 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by e-mail or facsimile (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party's address or fax number as set forth on the signature page or as subsequently modified by written notice.

(d)                Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

(e)                 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior understandings and agreements between the parties hereto with respect to the specific subject matter hereof.

(f)                  Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

(g)                Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or e-mail transmission (as a .pdf, .tif, or similar attachment) and upon such delivery the facsimile, .pdf, .tif, or similar signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

IN WITNESS WHEREOF, the parties have executed this Warrant Purchase Agreement effective as of the date first set forth above.

Company:

Interlink Plus, Inc.

By: Jon Niermann, CEO

Holder:

Bruce A Cassidy 2013 Irrevocable Trust

By: The Preferred Legacy Trust Company

By: Denise Penz, CEO

Exhibit A

Common Stock Warrant